<PAGE 1>
                                    Registration No. 333-

   ____________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
   ___________________________________________________________

                             FORM S-8
     Registration Statement Under The Securities Act of 1933
          ______________________________________________

                       BHC FINANCIAL, INC.
          ______________________________________________
      (Exact name of registrant as specified in its charter)

             Delaware                             23-2264646
(State or other jurisdiction of                  (I.R.S. Employer
Identification No.)
incorporation or organization)

Twelve Hundred, One Commerce Square
       2005 Market Street
   Philadelphia, Pennsylvania                                19103-3212
(Address of Principal Executive Offices)                   (Zip Code)

                       BHC Financial, Inc.
                   Directors' Stock Option Plan
                     (Full title of the plan)

                        Lawrence E. Donato
   Senior Vice President, Chief Financial Officer and Treasurer
                       BHC Financial, Inc.
                          Twelve Hundred
                       One Commerce Square
                        2005 Market Street
              Philadelphia, Pennsylvania 19103-3212
             (Name and address of agent for service)

                               (215) 636-3000
  (Telephone number, including area code, of agent for service)

                         with a copy to:

                      Rhonda R. Cohen, Esq.
                Ballard Spahr Andrews & Ingersoll
                  1735 Market Street, 51st Floor
                 Philadelphia, Pennsylvania 19103
                          (215) 665-8500




<PAGE 2>


                      CALCULATION OF REGISTRATION FEE


Title of       Amount to be Proposed Maximum Proposed Maximum   Amount of
Securities to  Registered   Offering Price   Aggregate Offering Registration
be Registered               Per Share        Price              Fee


Common Stock
par value $.001
per share         150,000       $15.625(1)       $2,343,750(1)        $733



(1) Estimated solely for the purpose of calculating the registration fee.
    In accordance with Rule 457(c), the price shown is based upon the average of the high and low price of BHC Financial, Inc. Common Stock on October 28, 1996, $15.625, as reported on the Nasdaq National Market System.




































<PAGE 3>


  PART  I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of this Registration Statement will be given or sent to all directors who participate in the Directors' Stock Option Plan as specified by Rule 428.


   PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.

         The following documents filed with the Securities and Exchange
Commission (the "Commission") pursuant to the Securities Exchange Act of 1934
(the "Exchange Act") by BHC Financial, Inc. (the "Company") (File No. 0-20185) are incorporated herein by reference:

         (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 29, 1996 and June 28, 1996;

         (iii)  the Company's Current Reports on Form 8-K dated March 13,
                1996 and October 17, 1996; and

                (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated February 19, 1993.


         Each document filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document.

Item 4.   Description of Securities.

         Not applicable.


Item 5.   Interests of Named Experts and Counsel.

         Not applicable.


Item 6.   Indemnification of Directors and Officers.

         The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability to a corporation or its stockholders for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith

<PAGE 4>

or involving intentional misconduct or knowing violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, and (iv) for transactions in which the director received an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation contains a provision eliminating the liability of the Company's directors for breaches of their fiduciary duty, subject to the foregoing statutory limitations. This provision does not limit or otherwise affect the personal liability of a director for violation of the federal securities laws.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

    4 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1,
         Reg. No. 33-46492)

    5    Opinion of Ballard Spahr Andrews & Ingersoll

    23.1 Consent of Coopers & Lybrand

    23.2 Consent of Ballard Spahr Andrews & Ingersoll (contained in Exhibit
         5.1)

    24   Power of Attorney (included on signature page)

    99   BHC Financial, Inc. Directors' Stock Option Plan



Item 9.  Undertakings.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or

<PAGE 5>

Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

      B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.
<PAGE 6>
                            SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on
October 16, 1996.

                        BHC FINANCIAL, INC.


                        By:  /s/ William T. Spane, Jr.
                             William T. Spane, Jr.
                             Chairman, Chief Executive Officer
                               and President


                        POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, WILLIAM T. SPANE, JR. and LAWRENCE E. DONATO and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and be done in connection with the above premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                         Date


/s/ William T. Spane, Jr.  Chairman, Chief Executive      October 16, 1996
William T. Spane, Jr.      Officer, President and Director
                           (Principal executive officer)


/s/ Lawrence E. Donato     Senior Vice President,    October 16, 1996
Lawrence E. Donato         Chief Financial Officer,
                           Treasurer and Director
                           (Principal financial and
                            accounting officer)













<PAGE 7>

Signature              Title                    Date


/s/ Robert T. Arnold                            Director   October 16, 1996
Robert T. Arnold


/s/ Vincent G. Bell, Jr.                        Director   October 16, 1996
Vincent G. Bell, Jr.


/s/ Richard L. Bunn                             Director   October 16, 1996
Richard L. Bunn


                                                Director   October 16, 1996
Carroll H. Crouch, Jr.


/s/ George L. Denton, Jr.                       Director   October 16, 1996
George L. Denton, Jr.


/s/ John W. Saunders, Jr.                       Director   October 16, 1996
John W. Saunders, Jr.

<PAGE 8>

                          EXHIBIT INDEX

   Exhibit
   Number     Description

    4         Specimen copy of Common Stock Certificate
         (incorporated by reference to Exhibit 4.1 to
         Registration Statement on Form S-1, Reg. No. 33-46492)

    5         Opinion of Ballard Spahr Andrews & Ingersoll

    23.1 Consent of Coopers & Lybrand

    23.2 Consent of Ballard Spahr Andrews & Ingersoll (contained in Exhibit
         5.1)

    24        Power of Attorney (included on signature page)

    99        BHC Financial, Inc. Directors' Stock Option Plan









































<PAGE 9>
                                                        Exhibit 5




  [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL APPEARS HERE]


                                  October 28, 1996

BHC Financial, Inc.
One Commerce Square
2005 Market Street
Philadelphia, PA 19103-3212

         Re:  Directors' Stock Option Plan

Gentlemen:

         We have acted as counsel to BHC Financial, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 150,000 shares of common stock of the Company, par value $.001 per share (the "Shares"), issuable upon the exercise of options (the "Options") granted under the Company's Directors' Stock Option Plan (the "Director Plan").

         The opinion expressed below is based on the assumption that the Registration Statement on Form S-8 with respect to the Shares issuable upon the exercise of the Options will have been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the Shares are issued and that the persons acquiring the Shares will receive a prospectus containing all of the information required by Part I of Form S-8 before acquiring such Shares.

         In rendering our opinion, we have reviewed such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based on the foregoing, we are of the opinion that the 150,000 Shares, when issued upon exercise of Options granted or to be granted under the Director Plan and upon payment of the option price, all in accordance with the terms of the Director Plan, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.


                             Very truly yours,



                             /s/ Ballard Spahr Andrews & Ingersoll
<PAGE 10>
                                                     Exhibit 23.1


      [LETTERHEAD OF COOPERS & LYBRAND L.L.P. APPEARS HERE]


                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of BHC Financial, Inc. on Form S-8 of our report dated February 5, 1996, except to Note 6 as to which the date is March 15, 1996 on our audits of the consolidated financial statements and financial statement schedules of BHC Financial, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is incorporated by reference in this registration statement.


                                  /s/ Coopers & Lybrand L.L.P.


Coopers & Lybrand L.L.P.
Philadelphia, Pennsylvania
October 28, 1996
<PAGE 11>

                                                       Exhibit 99

                       BHC FINANCIAL, INC.

                   DIRECTORS' STOCK OPTION PLAN


                            ARTICLE I

                             Purpose

         The purpose of this Directors' Stock Option Plan (the "Plan") is to enable BHC Financial, Inc. to attract and retain qualified independent directors and to further promote the mutuality of interests between such directors and the Company's shareholders.


                            ARTICLE II

                           Definitions

         For purposes of this Plan, the following terms shall have the following meanings:

         "Board" shall mean the Board of Directors of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Committee" shall mean the Stock Option Committee of the Board, or such other committee as the Board may designate from time to time.

         "Common Stock" means the Common Stock, $.001 par value per share, of the Company.

         "Company" means BHC Financial, Inc., and any successor thereto.

         "Effective Date" shall mean the date on which this Plan is approved by the Company's shareholders.

         "Eligible Director" shall mean any member of the Board who, on the date of the granting of an Option, is not an officer or an employee of the Company or any of the Company's subsidiaries.

         "Fair Market Value" for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the mean between the high and low sales prices of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or traded on any such exchange, on the Nasdaq Stock Market.

         "Participant" shall mean an Eligible Director to whom an Option has been granted.

         "Plan" shall mean BHC Financial, Inc. Directors' Stock Option Plan, as set forth herein.

         "Stock Option" or "Option" shall mean any option to purchase shares of Common Stock granted pursuant to Article VI.


<PAGE 12>

                           ARTICLE III

                          Administration

          3.1 The Committee. The Plan shall be administered and interpreted by the Committee. Subject to Article VII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of this Plan and any Option granted under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Option in the manner and to the extent it shall deem necessary to carry this Plan into effect.

          3.2 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all members of the Board and their respective heirs, executors, administrators, successors and assigns.


                            ARTICLE IV

                         Share Limitation

          4.1  Shares.  The maximum aggregate number of shares of Common
Stock which may be issued under this Plan shall be 150,000, which may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company. If any Option granted under this Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan.

          4.2 Changes. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a dividend or its equivalent which is credited to a Plan Participant or a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock, a corresponding substitution or adjustment shall be made in the maximum aggregate number of shares which may be issued under this Plan, the number of shares subject to Stock Options to be granted to Eligible Directors pursuant to Section 6.2 and the number and option price of shares subject to outstanding Options, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any Option shall always be a whole number.


                            ARTICLE V

                           Eligibility

          5.1 Eligible Directors. Members of the Board who are not officers or employees of the Company or any of its subsidiaries are eligible to be granted Options under this Plan.


                            ARTICLE VI

                          Stock Options

          6.1 Options. All Stock Options granted under this Plan shall be non-qualified stock options (i.e., options that do not qualify as incentive stock options under section 422 of the Code).

<PAGE 13>

          6.2 Grants. On the Effective Date, each Eligible Director shall automatically be granted Stock Options for 3,000 shares of Common Stock. Thereafter, for as long as the Plan remains in effect, each Eligible Director shall automatically be granted Stock Options for 1,000 shares of Common Stock on the date of the Company's annual meeting of shareholders; provided, however, that an individual who ceases to be a member of the Board on such date shall not be entitled to receive any Stock Options. If a new member of the Board is elected (either at an annual meeting of shareholders or to fill a vacancy on the Board), such new Board member, if an Eligible Director, shall automatically be granted Stock Options for 3,000 shares of Common Stock on the date of such election.

          6.3 Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

               (a) Option Price.  The option price per share of Common
Stock purchasable upon exercise of a Stock Option shall be equal to the Fair Market Value of a share of Common Stock on the date of grant.

               (b) Option Term. The term of each Stock Option shall be ten years from the date of grant.

               (c) Exercisability. All Stock Options shall be immediately exercisable.

               (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may be made in the form of Common Stock duly owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment. No shares of Common Stock shall be issued until the Participant has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 9.1.

               (e) Non-Transferability of Options. No Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan and the Option, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant.

               (f) Death. Unless otherwise determined by the Committee at or after the date of grant, if a Participant ceases to be a member of the Board by reason of death, any Stock Option held by such Participant at the time of death may thereafter be exercised by the legal representative of the Participant's estate until the expiration of the option term of such Stock Option.

               (g) Disability. Unless otherwise determined by the Committee at or after the date of grant, if a Participant ceases to be a member of the Board by reason of a disability that prevents him or her from performing the duties of a director, any Stock Option held by such Participant may thereafter be exercised by the Participant until the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies, any unexercised Stock Options held by such Participant at the time of death may thereafter be exercised by the legal representative of the

<PAGE 14>

participant's estate until the expiration of the option term of such Stock
Option.

               (h) Other Termination. Unless otherwise determined by the Committee at or after the date of grant, if a Participant ceases to be a member of the Board for any reason other than death or disability, any Stock Option held by such Participant may be exercised for the lesser of six months or until the expiration of the option term of such Stock Option. Any Option not exercised during such period shall terminate at the end of the period.

         6.4 Rights as Shareholder. A Participant shall not have any right as a shareholder with respect to any shares of Common Stock subject to Stock Options until such Options are exercised and stock certificates are issued to the Participant.


                           ARTICLE VII

                     Termination or Amendment

         7.1 Termination or Amendment of the Plan. The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article IX); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Options granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's shareholders, no amendment may be made which would (i) materially increase the number of shares of Common Stock that may be issued under this Plan (except by operation of Section 4.2); (ii) materially modify the requirements as to eligibility for participation in this Plan; or (iii) materially increase the benefits accruing to participants under this Plan. Notwithstanding the foregoing, the provisions of Article V and Article VI may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

         7.2 Amendment of Options. The Committee may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but, subject to Article IV above, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.


                           ARTICLE VIII

                          Unfunded Plan

         8.1 Unfunded Status of Plan. This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


                            ARTICLE IX

                        General Provisions

         9.1 Legend. The Committee may require each person purchasing shares upon exercise of a Stock Option to represent to the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates


<PAGE 15>

for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, the Nasdaq Stock Market, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         9.2 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         9.3 No Right to Continue as Director. Neither this Plan nor the grant of any Option hereunder shall confer upon any person the right to continue as a director of the Company or obligate the Company to nominate any director for reelection by the Company's shareholders.

         9.4 No Assignment of Benefits. No Option shall, except as otherwise specifically required by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge any Option shall be void.

         9.5   Listing and Other Conditions.

               (a) As long as the Common Stock is listed on a national securities exchange or the Nasdaq National Market, the issue of any shares of Common Stock upon exercise of an Option shall be conditioned upon such shares being listed on such exchange or Nasdaq. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

               (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock upon exercise of an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful.

               (c) Upon termination of any period of suspension under this Section 9.5, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

         9.6 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

         9.7 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in

<PAGE 16>

the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

         9.8 Indemnification. Each member of the Committee and each member of the Board shall be indemnified and held harmless by the Company against and with respect to all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorneys' fees and other costs incident to any suit, action, investigation, claim or proceedings to which they may be a party by reason of their performance of administrative functions and duties under the Plan. The foregoing right to indemnification shall be in addition to such other rights as the Committee member or Board member may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Committee member or Board member may be entitled pursuant to the by-laws of the Company.

         9.9 Costs. The Company shall bear all expenses incurred in administering this Plan, including expenses related to the issuance of Common Stock upon exercise of Stock Options.


                            ARTICLE X

                           Term of Plan

         10.1 Effective Date. The Plan shall be effective as of the date on which it is approved by the shareholders of the Company.

         10.2 Termination. Unless sooner terminated, this Plan shall terminate ten years after the Effective Date and no Options may be granted thereafter. Termination of the Plan shall not affect Options granted before such date, which may continue to be exercisable after the Plan terminates.